Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On April 21, 2021, Sequential Brands Group, Inc. (“Sequential” or the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) under Heeling Sports Limited, a wholly-owned subsidiary of the Company, with BBC International LLC (the “Buyer”), pursuant to which Sequential has agreed to sell the Buyer the Heely’s intangible assets for $11,000,000 in cash consideration.  The sale was completed on April 21, 2021.

The following unaudited pro forma condensed consolidated financial statements present Sequential’s historical condensed consolidated balance sheet as of December 31, 2020 and the historical unaudited condensed consolidated statements of operations for Sequential for the years ended December 31, 2020 and 2019.  The unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the sale as if the sale had occurred as of December 31, 2020.  The unaudited condensed consolidated statements of operations have been prepared to reflect the sale as if the sale had occurred on January 1, 2019.  The pro forma condensed consolidated statements have been presented for information purposes only and is not necessarily indicative of what Sequential’s financial position or results of operations actually would have been had the sale taken place as of the dates indicated.

The unaudited pro forma condensed consolidated financial statements are derived from and should be read in conjunction with historical consolidated financial statements and related notes of the Company, which are included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as previously filed with the Securities and Exchange Commission (“SEC”).  The unaudited pro forma condensed consolidated balance sheet as of December 31, 2020, the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2020 and 2019, are presented herein.

The pro forma adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements prepared in accordance with the rules and regulations of the SEC. Differences between these preliminary estimates and the final accounting may occur and these differences could have a material impact on the accompanying pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2020
(in thousands)

		Transaction Accounting Adjustments
	Sequential Brands Group, Inc. Historical	Disposition of Heelys		Use of Proceeds from Sale of Heelys		Pro Forma

Assets
Current Assets:
Cash	$15,501	$10,700	A	$(6,200)	I	$20,001
Restricted cash	-	-		-		-
Accounts receivable, net	43,039	-		-		43,039
Prepaid expenses and other current assets	7,791	-		-		7,791
Total current assets	66,331	10,700		(6,200)		70,831

Property and equipment, net	1,280	-		-		1,280
Intangible assets, net	485,458	(3,879)	B	-		481,579
Right-of-use assets - operating leases	3,257	-		-		3,257
Other assets	9,583	-		-		9,583
Total assets	$565,909	$6,821		$(6,200)		$566,530

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$18,826	$-		$-		$18,826
Current portion of long-term debt	17,750	-		-		17,750
Current portion of deferred revenue	3,924	-		-		3,924
Current portion of lease liabilities - operating leases	936	-		-		936
Current liabilities from discontinued operations	730	-		-		730
Total current liabilities	42,166	-		-		42,166

Long-term debt, net of current portion	434,500	-		(6,200)	I	428,300
Long-term deferred revenue, net of current portion	2,483	-		-		2,483
Deferred income taxes	11,108	2,166	C	-		13,274
Lease liabilities - operating leases	2,776	-		-		2,776
Other long-term liabilities	297	-		-		297
Total liabilities	493,330	2,166		(6,200)		489,296

Commitments and Contingencies

Equity:
Preferred stock	-	-		-		-
Common stock	17	-		-		17
Additional paid-in capital	515,584	-		-		515,584
Accumulated other comprehensive loss	(2,340)	-		-		(2,340)
Accumulated deficit	(483,546)	4,655	D	-		(478,891)
Treasury stock	(3,269)	-		-		(3,269)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	26,446	4,655		-		31,101
Noncontrolling interests	46,133	-		-		46,133
Total equity	72,579	4,655		-		77,234
Total liabilities and equity	$565,909	$6,821		$(6,200)		$566,530

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2020
(in thousands, except share and per share data)

	Sequential Brands Group, Inc.	Transaction Accounting Adjustments		Pro Forma

Net Revenue	$89,811	($879)	E	$88,932
Operating expenses	53,861	(1,500)	F	52,361
Impairment charges	85,590	-		85,590
Gain on sale of assets	(4,527)	-		(4,527)
Loss from operations	(45,113)	621		(44,492)
Other expense	5,809	-		5,809
Interest expense, net	48,252	(404)	G, I	47,848
Loss from continuing operations before income taxes	(99,174)	1,025		(98,149)
Benefit from income taxes	(3,067)	(1,482)	H	(4,549)
Loss from continuing operations	(96,107)	2,507		(93,600)
Net loss attributable to noncontrolling interests from continuing operations	7,963	-		7,963
Loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries	(88,144)	2,507		(85,637)
Loss from discontinued operations, net of income taxes	(1,276)	-		(1,276)
Net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries	($89,420)	$2,507		($86,913)

Loss per share from continuing operations:
Basic and diluted	($ 53.54)			($ 52.02)

Loss per share from discontinued operations:
Basic and diluted	($ 0.78)			($ 0.78)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	($ 54.32)			($ 52.80)

Weighted-average common shares outstanding:
Basic and diluted	1,646,194			1,646,194

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2019
(in thousands, except share and per share data)

	Sequential Brands Group, Inc.	Transaction Accounting Adjustments		Pro Forma

Net Revenue	$101,576	($879)	E	$100,697
Operating expenses	61,671	(1,890)	F	59,781
Impairment charges	33,109	-		33,109
Income from operations	6,796	1,011		7,807
Other expense	2,107	-		2,107
Interest expense, net	53,760	(469)	G, I	53,291
Loss from continuing operations before income taxes	(49,071)	1,480		(47,591)
Benefit from income taxes	(8,695)	311	H	(8,384)
Loss from continuing operations	(40,376)	1,169		(39,207)
Net loss attributable to noncontrolling interests from continuing operations	6,036	-		6,036
Loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries	(34,340)	1,169		(33,171)
Loss from discontinued operations, net of income taxes	(125,063)	-		(125,063)
Net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries	($159,403)	$1,169		($158,234)

Loss per share from continuing operations:
Basic and diluted	($ 21.21)			($ 20.49)

Loss per share from discontinued operations:
Basic and diluted	($ 77.25)			($ 77.25)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	($ 98.46)			($ 97.73)

Weighted-average common shares outstanding:
Basic and diluted	1,619,021			1,619,021

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial statements are based on Sequential Brand Group, Inc.’s (the “Company’s”) historical condensed consolidated financial statements as adjusted to give effect to pro forma events that are transaction accounting adjustments with U.S. generally accepted accounting principles (“GAAP”) and reflects the application of required accounting to the disposition of Heelys.  The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2020 and 2019 give effect to the sale as if it had occurred on January 1, 2019.  The unaudited pro forma condensed consolidated balance sheet as of December 31, 2020 give effect to the sale as if it had occurred as of December 31, 2020.

The unaudited pro forma condensed consolidated financial statements do not reflect anticipated savings due to costs that may be reduced or eliminated.

NOTE 2 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been reflected in the unaudited condensed consolidated financial statements.  The unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the sale as if the sale had occurred as of December 31, 2020.  Therefore, the historical unaudited pro forma condensed consolidated balance sheet prepared does not reflect changes to assets of Heelys sold subsequent to those dates.

A.	Net proceeds received less estimated transaction costs:

Pro Forma Adjustment
(in thousands)
Cash proceeds of the sale	$11,000
Less: Estimated transaction costs	300
Total net proceeds less estimated transaction costs	$10,700

Net cash proceeds less estimated transaction costs of $10.7 million have been included as an adjustment to cash on the unaudited pro forma condensed consolidated balance sheet as of December 31, 2020.

B.	Represents the assets of Heelys which are subject to sale under the Purchase Agreement as of the respective balance sheet date.
C.	Represents the changes in deferred income taxes due to the sale of Heelys.
D.	Represents the gain on sale of Heelys if we had completed the sale as of December 31, 2020. The estimated gain has not been reflected in the unaudited pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any post-closing adjustments.

Proforma Adjustment
December 31, 2020
(in thousands)
Net proceeds	$10,700
Net assets sold	(3,879)
Pre-tax gain on sale	6,821
Tax provision	2,166
After-tax loss on sale	$4,655

E.	Represents the elimination of Heelys revenue.
F.	Represents the elimination of operating expenses. Not included in the pro forma results are anticipated savings due to costs that may be reduced or eliminated.
G.	Represents the allocation of interest expense to Heelys for the years ended December 31, 2020 and 2019 in accordance with ASC 205-20-45-6 based on required debt repayments of $1.9 million on the Company’s Tranche A Term Loan and $3.2 million on the Company’s second lien Term Loan.

H.	Deferred tax provision attributable to Heelys.

NOTE 3 – USE OF PROCEEDS

The Company used cash proceeds from the Heelys sale to repay $3.0 million and $3.2 million on its Tranche A Term Loan and second lien Term Loan, respectively.  The pro forma adjustment assumes that the debt was repaid as of December 31, 2020.

I.	Represents the debt repayments against the Tranche A and second lien Term Loans as if the transaction had occurred as of December 31, 2020.

.